Exhibit 99.1

Samuel J. Meckey Joins UpHealth, Inc. as Chief Executive Officer

Meckey prioritizes strategic growth and profitability as the company marks one-year anniversary

DELRAY BEACH, Fla., July 11, 2022—UpHealth, Inc. (NYSE: UPH), a digital-first healthcare solutions company, today welcomed Samuel J. Meckey as its new Chief Executive Officer. In his new role, Meckey will focus on accelerating growth and profitability as well as advancing UpHealth’s mission of improving healthcare access, especially for underserved communities.

“UpHealth’s impressive record in improving healthcare access, delivery and management for both patients and providers is what attracted me to the company,” said Meckey. “UpHealth plays a unique and direct role in improving a patient’s wellbeing by creating efficient and equitable care experiences. I’m very pleased to join a company that is addressing health inequities and that will make a tangible difference in the world.

“I see tremendous potential at UpHealth. We have a solid foundation in place, unparalleled digital solutions and a seasoned and motivated leadership team. The company is ready for the next phase of its integration and transformation, including a focus on enhanced economies of scale and further operational efficiencies and financial controls.”

Meckey added, “The executive team and I will be focused on delivering on the company’s fiscal plan of record, including its growth ambitions.”

Meckey brings extensive experience spearheading growth strategies and operational excellence in healthcare to his role as CEO. Most recently, he served as executive vice president and head of healthcare at EXLService Holdings, Inc., where he integrated five businesses into one cohesive operating unit and developed the strategic plan to double the business’s size, grew revenues and net income, increased gross margin and significantly improved return on invested capital.

Prior to EXL, he was president of Optum Global Solutions, overseeing the company’s global operations and technology services organization. Meckey spent 14 years at Optum, where he was responsible for significant revenue and earnings increases across multiple lines of business.

Meckey was an officer and pilot in the United States Navy preceding his corporate career. He completed his undergraduate degree in economics at the United States Naval Academy and earned a master’s degree from Harvard Business School.

Dr. Avi Katz, Chairman of UpHealth’s Board of Directors said, “As UpHealth heads into its second year as an integrated, public company, I’m confident that Sam will continue to elevate our impact on the healthcare industry with his business expertise and hyperfocus on execution and operational excellence.”

“He is a proven leader who has keen experience in successfully driving integrations and transformations while simultaneously increasing growth and innovation. The transformation begun earlier this year is already delivering improved outcomes, and I’m confident that, under Sam’s leadership, we’ll be able to further accelerate our progress. What’s more, the executive team is committed and energized behind Sam’s leadership.”

About UpHealth

UpHealth is a global digital health company that delivers digital-first technology, infrastructure, and services to dramatically improve how healthcare is delivered and managed. UpHealth’s solutions holistically enable clients to deliver on their affordability, access, quality, outcomes, and patient experience goals. UpHealth’s technology platform helps its clients improve access, coordinate care teams, and achieve better patient outcomes at lower cost, with care management solutions, analytics, and telehealth tools that serve patients wherever they are, in their native language. Additionally, UpHealth’s technology-enabled virtual care infrastructure and services improves access to quality primary and acute care, behavioral health, and pharmacy services. UpHealth’s clients include health plans, global governments, healthcare providers and community-based organizations.

For more information, please visit https://uphealthinc.com and follow us at @UpHealthInc on Twitter and UpHealth Inc on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, a focus on accelerating growth and profitability, advancement of a mission of improving healthcare access, UpHealth’s integration and transformation, delivery of UpHealth’s fiscal plan of record, its product offerings and developments and reception of its product by customers, and its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Media Contact

Maddie Barnes

Main: (248) 630-6062

maddie.barnes@ketchum.com